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                                                                       EXHIBIT 5

                          WALLER LANSDEN DORTCH & DAVIS

                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
                                 (615) 244-6380
  FACSIMILES                                            809 SOUTH MAIN STREET
(615) 244-6804                                             P. O. BOX 1035
(615) 244-5686                                         COLUMBIA, TN 38402-1035
                                                           (615) 388-6031

                               September 17, 1998

JDN Realty Corporation
359 East Paces Ferry Road, Suite 400
Atlanta, Georgia  30305

                  Re: JDN REALTY CORPORATION - PROSPECTUS SUPPLEMENT (TO THE PROSPECTUS DATED OCTOBER 30, 1997)

Ladies and Gentlemen:

                  We are acting as your counsel in connection with the issue and sale of 2,000,000 shares of 9 3/8% Series A Cumulative Redeemable Preferred Stock, $.01 par value (the "Shares"), by JDN Realty Corporation, a Maryland corporation (the "Company"), to A.G. Edwards & Sons, Inc., J.C. Bradford & Co., LLC, Interstate/Johnson Lane Corporation and Stifel, Nicolaus & Company, Incorporated (collectively, the "Underwriters"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-38611) (the "Registration Statement"), including the Prospectus dated October 30, 1997 contained therein (the "Prospectus") as supplemented by the Prospectus Supplement dated September 10, 1998 (the "Prospectus Supplement"), and a Terms Agreement between the Company and the Underwriters dated September 10, 1998 (the "Agreement").

                  As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by all necessary corporate action and, when delivered and issued upon payment therefor in the manner and on the terms described in the Registration Statement, the Prospectus, the Prospectus Supplement and the Agreement, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement.

                                         Very truly yours,

                                         /s/ Waller Lansden Dortch & Davis, PLLC